            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------------

                                     GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:            SOCIAL SECURITY
                                     NUMBER OF--
-------------------------------------------------------------
       1.  An individual's account   The individual

       2.  Two or more individuals   The actual owner of the
           (joint account)           account or, if combined
                                     funds, the first
                                     individual on the
                                     account(1)(6)

       3.  Husband and wife (joint   The actual owner of the
           account)                  account or, if joint
                                     funds, the first
                                     individual on the
                                     account(1)

       4.  Custodian account of a    The minor(2)
           minor (Uniform Gift to
           Minors Act)

       5.  Adult and minor (joint    The adult or, if the
           account)                  minor is the only
                                     contributor, the
                                     minor(1)

       6.  Account in the name of    The ward, minor, or
           guardian or committee     incompetent person(3)
           for a designated ward,
           minor, or incompetent
           person

       7.  a. The usual revocable    The grantor-trustee(1)
              savings trust account
              (grantor is also
              trustee)

           b. So-called trust        The actual owner(1)
           account that is not a
              legal or valid trust
              under State law

       8.  Sole proprietorship       The owner(4)
           account
-------------------------------------------------------------

-------------------------------------------------------------

                                     GIVE THE NAME AND
FOR THIS TYPE OF ACCOUNT:            EMPLOYER INDENTIFICATION
                                     NUMBER OF--
-------------------------------------------------------------
       9.  A valid trust, estate,    The legal entity (do not
           or pension trust          furnish the identifying
                                     number of the personal
                                     representative or
                                     trustee unless the legal
                                     entity itself is not
                                     designated in the
                                     account title)(5)

      10.  Corporate account         The corporation

      11.  Religious, charitable,    The organization
           or educational
           organization account

      12.  Partnership account       The partnership

      13.  Association, club, or     The organization
           other tax-exempt
           organization

      14.  A broker or registered    The broker or nominee
           nominee

      15.  Account with the          The public entity
           Department of
           Agriculture in the name
           of a public entity (such
           as a State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments

-------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the individual name of the owner, but you may also enter your business or "doing business as" name. You may use either your social security number or employee identification number (if you have one).

(5) List first and circle the name of the legal trust, estate or pension trust.

(6) If joint foreign payees, every foreign payee must provide an applicable version of Form W-8, certifying their foreign status, or a joint payee who has not established foreign status must provide a taxpayer identification number on Form W-9, which number must be used for purposes of backup withholding and information reporting.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Number Card or Form SS-4, Application for Employer Identification Number at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Certain resident aliens may request an individual taxpayer identification number on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - An organization exempt from tax under Section 501(a) or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding depending on the type of payment include the following:

  - A corporation.

  - A financial institution.

  - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A futures commission merchant registered with the Commodity Futures Trading Commission.

  - A common trust fund operated by a bank under Section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under Section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

  - Payments of patronage dividends not paid in money.

  - Payments made by certain foreign organizations.

  - Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt interest dividends under section 852).

  - Payments described in section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Mortgage interest paid to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, BROKER PAYMENTS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.